Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form SB-2/A-3 of our report dated October 31, 2006, relating to the financial statements of Everton Capital Corporation, as of August 31, 2006 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada	AMISANO HANSON
November 21, 2007	CHARTERED ACCOUNTANTS